Exhibit (d)(20)(d)

AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT

This AMENDMENT made effective the 1st day of May 2014, to the Subadvisory Agreement (the “Agreement”) dated July 1, 2010, as previously amended December 7, 2012 and August 1, 2013, and as novated August 1, 2013, by and among Boston Management and Research, a Massachusetts Business Trust (“Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Life Funds, a Delaware Statutory Trust (the “Trust”). The Agreement is hereby amended as set forth below (the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Adviser, Subadviser and Trust are parties to the Agreement;

WHEREAS, parties mutually desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the Trust, Investment Adviser, and Subadviser agree that the Agreement is hereby amended as follows:

1.        In Section 1, titled “Appointment”, the first paragraph is replaced with the following:

The Trust and the Investment Adviser hereby appoint Subadviser to act as subadviser to provide investment advisory services to the portfolio(s) of the Trust or a designated portion of a portfolio (“Segment”) listed on Exhibit A attached hereto (individually, a “Portfolio” and together, the “Portfolios”) for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

2.        The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

BOSTON MANAGEMENT AND RESEARCH

By:	/s/ Maureen A Gemma
Name: Maureen A. Gemma
Title: VP

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary